U.S. SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                          ______________________________

                                     FORM 8-K

                                  CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                      of the Securities Exchange Act of 1934


                       DATE OF REPORT:  September 25, 1997
                        (Date of earliest event reported)

                          ______________________________



                                   MONROC, INC.
              (Exact name of registrant as specified in its charter)


            DELAWARE                       0-23880              87-0436697
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer
 incorporation or organization)                             identification no.)


                          P.O. Box 537, 1730 Beck Street
                           Salt Lake City, Utah  84116
                     (Address of principal executive offices)


                                  (801) 359-3701
               (Registrant's telephone number, including area code)


                          ______________________________






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

Item 5.  Other Events.

      On September 25, 1997, Monroc, Inc., a Delaware corporation (the "Company") announced that it has entered into negotiations to sell all of the assets of its precast concrete division to EnCon West, Inc., a Colorado corporation ("EnCon West").

     The parties have agreed in principle that EnCon West will acquire the assets of the Company's precast concrete division for the division's net book value, plus $3.5 million. The closing of the proposed transaction is subject to negotiation and execution of definitive agreements and satisfaction of certain preclosing conditions. The parties expect the transaction to close in October 1997.

     The Company produces and sells ready-mix concrete, sand and gravel products, prestressed and precast concrete building components and accessories to the construction industry and the concrete trade in the Mountain States region.

Note: The statements made above are forward-looking statements and are subject to risks and uncertainties which may cause actual events to vary materially from the forward-looking statements. Factors which may cause such results to vary include, without limitation, the Company's inability to successfully negotiate the proposed sale of its precast concrete division on terms acceptable to the Company, including, the inability of the parties to satisfy the pre-closing conditions.




















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

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MONROC, INC.
                                   (Registrant)



                                   By:  /s/ L. William Rands
                                        --------------------------------
                                        L William Rands
                                   Its: Vice President -- Finance,
                                        Treasurer and Secretary


Date: September 26, 1997
























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

                            INDEX TO EXHIBITS

Exhibit #

99.1      Press Release issued and dated September 25, 1997



































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